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                                                                   Exhibit 23.04


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Citigroup Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of Citigroup Inc., Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII (the "Registration Statement"), of our report dated March 13, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1997, as amended by Form 10-K/A-1 and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ Arthur Andersen LLP
-----------------------------
New York, New York
December 14, 1998